UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: August 30, 2006
UROPLASTY, INC.
(Exact name of registrant as specified in charter)

000-20989	41-1719250

(Commission File No.)	(IRS Employer Identification No.)
Minnesota
(State or other jurisdiction of incorporation or organization)
5420 Feltl Road
Minnetonka, Minnesota 55343
(Address of principal executive offices)
952-426-6140
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name and Address)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 of the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Press Release

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On August 28, 2006, Sam B. Humphries and Joel R. Pitlor resigned from our Board of Directors. At the same time, our Board elected Lee A. Jones, Sven A. Wehrwein and James P. Stauner as new independent directors to our Board.
     Resignation of Directors. On August 28, 2006, Sam B. Humphries and Joel R. Pitlor informed us of their resignation from our Board. Mr. Pitlor had also served on our Compensation Committee. Mr. Humphries and Mr. Pitlor did not have disagreements with us relating to our operations, policies or practices.
     Election of Directors. On August 28, 2006, our Board of Directors elected Lee A. Jones, Sven A. Wehrwein and James P. Stauner as directors to fill the vacancies created by the resignation of Mr. Humphries and Mr. Pitlor, and the death of Daniel G. Holman earlier this year. We expect to nominate these three individuals for election by our shareholders at the next Annual Meeting of the Shareholders.
     Ms. Jones’ Background. Ms. Jones has more than 20 years of healthcare and medical device industry experience. Since 1997, she has served as President and Chief Executive Officer of Inlet Medical, Inc. (a Cooper Surgical company (NYSE: COO) since November 2005), specializing in minimally interventional laparoscopic products. Prior to joining Inlet, she had a 14-year career at Medtronic, Inc. (NYSE: MDT) where she held various technical and operating positions, most recently serving as Director, General Manager of Medtronic Urology/Interstim division. Ms. Jones currently serves as a member of the Board of Directors of Impres Medical, Inc. She holds a Bachelor of Science degree in Chemical Engineering from the University of Minnesota.
     Mr. Wehrwein’s Background. Mr. Wehrwein has over 25 years of experience in corporate finance and investment banking, including serving as Chief Financial Officer of InStent Inc. and Digi International. Since 1999, he has provided financial-consulting services to emerging growth companies. Mr. Wehrwein also serves on the Board of Directors of Vital Images, Inc. (NASDAQ: VTAL), Synovis Life Technologies, Inc. (NASDAQ: SYNO) and Van Wagoner Funds, Inc. He holds a Master’s of Business Administration degree in Finance from the Sloan School at the Massachusetts Institute of Technology and is a Certified Public Accountant.
     Mr. Stauner’s Background. Mr. Stauner has over 27 years of experience in the healthcare industry. Since July 2005, he has been the Operating Principal with Roundtable Healthcare Partners, a private equity firm focused on the healthcare industry. Prior to joining Roundtable Healthcare Partners, Mr. Stauner held various positions between 1999 and 2005 at Cardinal Health, Inc. (NYSE:CAH), most recently as President of the Manufacturing Business Groups and a member of the Senior Management Operating Committee. He holds a Bachelor of Science degree in Business Administration from the University of Illinois.
     Ms. Lee, Mr. Wehrwein and Mr. Stauner do not have a direct or indirect material interest in any currently proposed transaction to which we are or to be a party in which the amount involved exceeds $60,000, nor were there any arrangements or understandings between them and any other persons pursuant to which we elected them to our Board of Directors.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 30, 2006 (filed herewith).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: August 30, 2006

UROPLASTY, INC.
By:	/s/ Mahedi A. Jiwani
Mahedi A. Jiwani
Vice President, Chief Financial Officer and Treasurer